AFTER FILING RETURN TO:

Richard G. Brown, Esq.
KIMBALL, PARR, WADDOUPS, BROWN & GEE
185 South State Street, Suite 1300
Salt Lake City, Utah  84111
Telephone: (801) 532-7840



                    ARTICLES OF SHARE EXCHANGE
                                OF
                    MAGELLAN TECHNOLOGY, INC.
                               AND
                    SKYHOOK TECHNOLOGIES, INC.

    PURSUANT TO THE PROVISIONS of Section 16 10a 1105 of the Utah Revised Business Corporation Act (the "Utah Act"), the undersigned corporations hereby adopt the following Articles of Share Exchange for the purpose of effecting the acquisition by Magellan Technology, Inc., a Utah corporation (the "Acquiring Corporation"), of all the capital stock of SkyHook Technologies, Inc., a Utah corporation ("the Acquired Corporation"), solely in exchange for shares of the voting common stock of the Acquiring Corporation:

    FIRST: Attached hereto as Exhibit A, and incorporated herein by this reference, is the Plan of Share Exchange (the "Plan") dated as of October 15, 1996, which was adopted by the Boards of Directors of the Acquiring Corporation and the Acquired Corporation and executed by the Acquiring Corporation and the Acquired Corporation.

    SECOND: The number of outstanding shares of the common stock of the Acquired Corporation is 2,065,001. All outstanding shares of the Acquired Corporation were entitled to vote on the Plan. No other class of shares is authorized or outstanding for the Acquired Corporation.

    THIRD: Pursuant to Section 16 10a 704 of the Utah Revised Business Corporation Act, the shareholders of the Acquired Corporation (the "SkyHook Shareholders") approved the Plan by unanimous written consent effective as of October 15, 1996. No approval of the shareholders of the Acquiring Corporation was required.

    EXECUTED this 25 day of October, 1996.

                                 "Acquiring Corporation"

                                 MAGELLAN TECHNOLOGY, INC.

                                  /s/ Darwin D. Millet
                                 ---------------------------
                                 Darwin D. Millet, President
ATTEST:

/s/ Lynn R. Wall
-----------------------
Lynn R. Wall, Secretary

                                 "Acquired Corporation"

                                 SKYHOOK TECHNOLOGIES, INC.


                                  /s/ Donald P. Cox
                                 ------------------------
                                 Donald P. Cox, President
ATTEST:

/s/ Reginald Hughes
-----------------------------
Reginald L. Hughes, Secretary



STATE OF UTAH         )
                      : ss.
COUNTY OF SALT LAKE   )

    This instrument was acknowledged before me on October 15, 1996, by Darwin D. Millet as President of Magellan Technology, Inc., a Utah corporation.


                                  /s/ Richard G. Brown
                                 ---------------------------
                                 NOTARY PUBLIC

My Commission expires:           Residing in:

September 14, 1999               Salt Lake City, Utah
----------------------           ---------------------------

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

    This instrument was acknowledged before me on October 21, 1996, by Lynn R. Wall as Secretary of Magellan Technology, Inc., a Utah corporation.


                                 /s/ Rosalie C. Gledhill
                                 ---------------------------
                                 NOTARY PUBLIC

My Commission expires:           Residing in:

April 6, 1997                    Salt Lake City, Utah
----------------------           ---------------------------

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

    This instrument was acknowledged before me on October 15, 1996, by Donald P. Cox as President of SkyHook Technologies, Inc., a Utah corporation.


                                  /s/ Richard G. Brown
                                 ---------------------------
                                 NOTARY PUBLIC

My Commission expires:           Residing in:

September 14, 1999               Salt Lake City, Utah
----------------------           ---------------------------




STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

    This instrument was acknowledged before me on October 15, 1996, by Reginald L. Hughes as Secretary of SkyHook Technologies, Inc., a Utah corporation.


                                  /s/ Richard G. Brown
                                 ---------------------------
                                 NOTARY PUBLIC

My Commission expires:           Residing in:

September 14, 1999               Salt Lake City, Utah
----------------------           ---------------------------

                                                        Exhibit A



                      PLAN OF SHARE EXCHANGE
                                OF
                    MAGELLAN TECHNOLOGY, INC.
                               AND
                    SKYHOOK TECHNOLOGIES, INC.


    THIS PLAN OF SHARE EXCHANGE (the "Plan") dated as of October 15, 1996, is entered into by and between Magellan Technology, Inc., a Utah corporation ("Magellan") and SkyHook Technologies, Inc., a Utah corporation ("SkyHook").


                      W I T N E S S E T H :

    A. WHEREAS, Magellan, SkyHook and the holders of all of the issued and outstanding shares of the capital stock of SkyHook (the "SkyHook
Shareholders") entered into an Agreement and Plan of Share Exchange dated as of October 15, 1996 (the "Agreement"), pursuant to which this Plan is executed;

    B. WHEREAS, the Boards of Directors of Magellan and SkyHook have approved this Plan whereby Magellan shall acquire, solely for the voting stock of Magellan, all of the issued and outstanding capital stock of Magellan; and

    C. WHEREAS, the SkyHook Shareholders have approved the Plan by unanimous written consent, pursuant to Section 16 10a 704 of the Utah Revised Business Corporation Act.


                            A G R E E M E N T :

    NOW, THEREFORE, in order to consummate such Plan, and in consideration of the mutual covenants herein set forth, the parties agree as follows:

    1.   Share Exchange.  At and on the "Effective Time," as set forth in
Section 2 below, Magellan, in exchange solely for voting shares of the common stock, $0.0001 par value per share, of Magellan (the "Magellan Common Stock"), will acquire all of the issued and outstanding shares of the common stock, no par value per share, of SkyHook (the "SkyHook Common Stock") (such acquisition and related transactions are sometimes hereinafter referred to as the "Share Exchange").

    2. Effective Time. The effective time (the "Effective Time") of the Share Exchange shall be the time and date appropriate Articles of Share Exchange are filed pursuant to Utah law.

    3.   Terms and Conditions of Share Exchange.  At the Effective Time:

         (a)  Magellan shall issue 5,673,336 shares of Magellan Common
Stock to the SkyHook Shareholders in exchange for all of the issued and outstanding shares of SkyHook Common Stock (the shares of SkyHook Common Stock held by Magellan prior to the Share Exchange will be cancelled), all in accordance with the exchange ratios set forth in the Exchange Agreement; and

         (b) Magellan shall substitute options to purchase shares of Magellan Common Stock pursuant to the Magellan Option Plan for all outstanding stock options to purchase shares of SkyHook Common Stock adjusted in accordance with the exchange ratios set forth in the Exchange Agreement.

    4. Execution. This Plan may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.


    IN WITNESS WHEREOF, Magellan and SkyHook have each executed this Plan as of the date set forth above.

                                 "Magellan"

                                 MAGELLAN TECHNOLOGY, INC.


                                 /s/ Darwin D. Millet
                                 ---------------------------
                                 Darwin D. Millet, President


                                 "SkyHook"

                                 SKYHOOK TECHNOLOGIES, INC.


                                 /s/ Donald P. Cox
                                 ---------------------------
                                 Donald P. Cox, President